 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-104464) on Form S-8 of Servotronics, Inc. and Subsidiaries of our report dated March 29, 2012, relating to our audits of the consolidated financial statements which appear in the Annual Report on Form 10-K of Servotronics, Inc. and Subsidiaries for the years ended December 31, 2011 and 2010.

FREED MAXICK CPAs, P.C. (FORMERLY KNOWN AS FREED MAXICK & BATTAGLIA,
  CPAs, PC)

Buffalo, New York
March 29, 2012